Exhibit 99.7

Tender Loving Care Health Care Services, Inc. et al.	Case No.	02-88020-SB
Debtor
	Reporting Period	August 2004

SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS

	August (8/2/04-8/27/04)		CUMULATIVE FROM 11/08/02
(000’s)	ACTUAL	BUDGET [1]	ACTUAL	BUDGET [1]
Cash - Beginning of Month	$28,253	$(2,045)	$(775)	$(775)

RECEIPTS
Accounts Receivable - Medicare PPS	15,590	15,201	336,727	335,634
Accounts Receivable - Medicare Hospice	645	818	15,745	14,644
Accounts Receivable - Non-Medicare	2,928	2,793	78,977	77,869
Other	122	96	2,264	1,462
Total Receipts	19,285	18,908	433,713	429,609

DISBURSEMENTS
Advertising	182	160	2,845	3,428
Insurance	140	140	3,240	3,736
Payroll and Payroll Taxes	12,463	12,837	284,426	295,207
Subcontractors	1,182	1,230	29,894	31,582
Licensee Royalties	559	1,100	22,677	26,354
Rent/Utilities	289	413	10,609	11,288
Other Professional Fees	30	70	1,299	1,611
Medical Supplies	133	160	2,921	3,970
Medline	156	160	3,213	3,428
Capital Expenditures	38	110	1,002	1,436
Leases	203	210	4,741	6,596
Restructuring Professional Fees	219	230	4,941	6,475
Gallatin - Non Payroll	750	665	13,017	14,131
Office Supplies	59	92	2,294	2,863
Other [2]	684	644	15,368	18,087
Total Disbursements [1]	17,087	18,221	402,487	430,192

Net Cash Flow (Receipts Less Disbursements)	2,198	687	31,226	(583)

Cash - End of Month	$30,451	$(1,358)	$30,451	$(1,358)

[1]         Budgeted balance reflects budgeted activity on a discrete weekly basis without regard to adjustments at each budget period-end for cash disbursements delayed to subsequent weeks.

[2]         The Centers for Medicare & Medicaid Services (“CMS”) have advised home health care providers that it would seek recovery of overpayments that were made to patients who had, within 14 days of the start of home health care, been discharged from inpatient facilities, including hospitals, rehabilitation and skilled nursing units (“MO175”) CMS had previously indicated that these recoveries would occur in June 2004, however these recoveries have been postponed until January 05.  TLCS originally budgeted $3.1M for “MO175” during the week ended June 18, 2004.

Tender Loving Care Health Care Services, Inc. and Subsidiaries

Debtors-In-Possession

CONSOLIDATED STATEMENTS OF INCOME (in $000s)

(Post-Petition)

	For The One Month Ended August 31, 2004	For The Period From November 9, 2002 Through August 31, 2004
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$21,059	$429,554

Net Revenues	21,059	429,554

Operating Expenses:
Service costs	9,891	205,898

Gross Margin	11,168	223,656
	53.0%	52.1%

General and administrative expenses:
Personnel costs	6,042	122,981
Insider and Other Compensation	186	4,107
Occupancy costs	565	12,280
Bad debt expense	158	2,572
Other	2,390	44,935

Total General and Administrative Expenses	9,341	186,876

Income from Operations	1,827	36,780

Other Expenses (Income):
Interest expense	(22)	2,782
Depreciation and amortization	202	6,044
Other expense (income)	(117)	(305)

Other Expenses - Net	63	8,521

Income before Reorganization Items	1,764	28,259

Reorganization Items:
Professional fees and other	359	7,820
Creditor Settlements [1],[2]	—	(980)[1]

Reorganization Expenses - Net	359	6,840

Income Before Income Tax Provision	1,405	21,419

Income Tax Provision	100	1,703

Net Income	1,305	19,716

Accumulated (Deficit), Beginning of the Period	(185,356)	(203,767)

Accumulated (Deficit)	$(184,051)	$(184,051)

[1],[2]  see attached Notes to Condensed Consolidated Financial Statements

Tender Loving Care Health Care Services, Inc. ( “TLCS”)

Notes to Condensed Consolidated Financial Statements

As of August 31, 2004 and for the One Month then ended (*)

(Unaudited)

(in $000s)

Note [1] - Creditor Settlements :

Creditor Settlements in the amount of $980 recorded during the fiscal year ended March 31, 2004 primarily consist of the following:

Settlement of Capital Lease:

The HBOC McKesson secured debt (GE Capital note) was settled in Aug. 2003 at $2.5 million, payable over 18 months ending Dec. 2004.  There was no significant gain/(loss) because the reduction in liability of approximately $1.9 million was offset by the reduction of the value of the HBOC Leased Software.  This offset is in accordance with SFAS-13, which requres that under a new lease agreement for capital equipment, the present balance of the asset shall be adjusted by the amount equal to the difference between the present value of the future minimum lease payments under the new agreement and the present balance of the obligation.

Settlement of Operating Lease:

In Sept. 2003, TLCS completed a settlement to renegotiate the terms of its Lake Success, N.Y.National Support Center operating lease agreement.  The expiration date of the agreement remains at 9/30/05.   Approximately 40% of the office space has been unused and unoccupied since November 2001.  Pursuant to the new agreement, the company was relieved of its commitment for this unused space.  The remaining liability for the unused space as of 9/30/2003 was approximately $ 1.4 million, which has been eliminated and reflected as a reorganization gain.

Settlement of Payroll Tax Liability:

Includes a net loss of approximately $200 thousand for a proposed agreement to settle pre-petition payroll tax liabilities, primarily related to excess Federal refunds received in prior years.

Note [2] - CMS Settlement:

In October 2003, TLCS completed a settlement agreement with the Federal Department of Health and Human Services, Centers for Medicare and Medicaid Services (“CMS”).  This agreement became effective in October 2003 upon an order of the Bankruptcy Court approving this Agreement.  This agreement covered substantially all asserted and unasserted CMS Medicare claims in connection with services furnished by TLCS through September 30, 2002.  The terms of the Agreement require payment of $17 million payable commencing upon TLCS’ emergence from reorganization.  Such payments shall be made over five years in sixty equal installments of principal plus interest at 6% per annum, less the aggregate amount of adequate protection payments made during the period from January 2003 to the eventual emergence date from reorganization.  Through August 2004, TLCS has paid an aggregate of $1,700,000 in adequate protection payments.  In addition to the matters covered by this agreement, certain open CMS matters require final settlement.  The related, proposed settlements are pending Court approval.

(*)         TLCS provides results of operations for the period from November 8, 2002 through August 31, 2004 in this Monthly Operating Report.

Tender Loving Care Health Care Services, Inc. and Subsidiaries

Debtors-In-Possession

CONDENSED CONSOLIDATED BALANCE SHEETS (in $000s)

August 31, 2004
(UNAUDITED)
ASSETS
Current Assets:
Cash and cash equivalents	$30,059
Accounts receivable, net of allowance for doubtful accounts and deferred revenue of $5,679 and $10,869, respectively	23,013
Prepaid expenses and other current assets	2,073

Total Current Assets	55,145

Property and Equipment, at cost less accumulated depreciation of $5,880	5,566

Other Assets:
Goodwill	292
Due from parent company	5,669
Deposits, investments, and notes receivable	876

Total Assets	$67,548

LIABILITIES
LIABILITIES NOT SUBJECT TO COMPROMISE:
Current Liabilities:
Accounts payable	$3,430
Accrued payroll and payroll related expenses	11,092
Accrued expenses and other current liabilities	11,725

Total Liabilities Not Subject To Compromise	26,247

LIABILITIES SUBJECT TO COMPROMISE:
Creditors holding secured claims	99,949
Creditors holding unsecured priority claims	5,588
Creditors holding unsecured nonpriority claims	65,915

Total Liabilities Subject To Compromise	171,452

Total Liabilities	197,699

STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock	147
Additional Capital	53,753
Accumulated (Deficit)	(184,051)

Total Stockholders’ Equity (Deficit)	(130,151)

Total Liabilities and Stockholders’ Equity (Deficit)	$67,548

Tender Loving Care Health Care Services, Inc. et al			Case No.	02-88020-SB
In re:	Debtors	(Jointly Administered)	Reporting Period:	August 31, 2004
			Federal Tax I.D.#	11-3476656

SUMMARY OF UNPAID POST-PETITION DEBTS

 Attach aged listing of accounts payable.

		Number of Days Past Due
	Current	0-30	31-60	61-90	Over 90		Total
Accounts Payable	$2,490	$81	$37	$822	$		$3,430
Taxes Payable (refer to FORM MOR-4)	—						—
Wages Payable and Other Payroll Related	11,091						11,091
HBOC/McKesson Liability	334						334
Rent/Leases - Building/Equipment (Estimated)							—
Maryland Medicaid Liability	950						950
Professional Fees	359	30					389
Amounts Due To Insiders*							—
Other: Accrued expenses	10,053						10,053
Other:							—
Total Post-petition Debts	$25,277	$111	$37	$822		$—	$26,247

Explain how and when the Debtor intends to pay any past due post-petition debts:

Accounts payable agings were created by the Date of the Invoice, rather than the Due Date. Further, 30 days were added to the agings as a standard payment term. The majority of the amounts in Past Due Accounts Payable represent invoices with payment terms of longer than 30 days and the remainder represents payments held for reconciliation reasons. All A/P invoices in “0-30” and “31-60” categories will be paid as they become due, or as invoices are reconciled with vendors.

Tender Loving Care Health Care Services, Inc. et al			Case No.	02-88020-SB
In re:	Debtors	(Jointly Administered)	Reporting Period:	August 31, 2004
			Federal Tax I.D.#	11-3476656

ACCOUNTS RECEIVABLE RECONCILIATION AND AGING (in $000s)

Amount
Accounts Receivable Reconciliation
Total Accounts Receivable at the beginning of the reporting period	$39,887
Plus:Amounts billed during the period (NOTE 2)	20,057
Less:Amounts collected during the period from FORM MOR-1 (NOTE 1)	(20,383)
Less:Adjustments and Write-Offs, net	—
Total Accounts Receivable at the end of the reporting period	39,561

Accounts Receivable Aging	Amount
0 - 30 days old	17,680
31 - 60 days old	9,522
61 - 90 days old	7,117
91+ days old	5,242
Total Accounts Receivable	39,561

Less: Bad Debts (amounts considered uncollectible) and Deferred (Unearned) Revenue	(16,548)

Net Accounts Receivable	$23,013

(NOTE 1)	Cash collections include the following:
	Amounts from Form MOR-1 to 8/27 (weekly reporting - 4 weeks ended 8/27/04)			$(19,163)
	Cash collected 8/28-8/31-04 to E.O.M., net			(1,220)
	Recoveries not affecting receivables- July 2004			—
				$(20,383)

(NOTE 2)	Net Revenue (see Substitute Form MOR-2)			$21,059
	Revenue & Sales adjustments - August 2004
	Current Month adjustment for MO175 and PEP’s			100
	Increase (Decrease) in Deferred Revenue:	August 2004	$10,869
		July 2004	11,971	(1,102)
	Amounts Billed During the Period			$20,057